UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of report (Date of earliest event reported): December 4, 2019
Horizon Global Corporation (Exact Name of Registrant as Specified in Charter)

Delaware	001-37427	47-3574483
_____________________ (State or Other Jurisdiction	_____________ (Commission	______________ (IRS Employer
of Incorporation)	File Number)	Identification No.)

47912 Halyard Road, Suite 100, Plymouth, Michigan _____________________		48170 ___________ (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(734) 656-3064 _____________

2600 West Big Beaver Road, Suite 555, Troy, Michigan 48084
________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HZN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Horizon Global Corporation’s (the “Company”) Board of Directors appointed James Sistek as the Company’s Chief Administrative Officer, effective December 9, 2019. Mr. Sistek did not enter into any agreements with the Company in connection with his appointment, other than the Company's standard indemnification agreement for executive officers.
Prior to joining the Company, Mr. Sistek, age 55, served as Senior Vice President Business Operations for Superior Industries International, Inc. (“Superior”), a Tier 1 automotive supplier of aluminum wheels, from August 2014 to January 2019. During his tenure at Superior, Mr. Sistek was directly responsible for product development and launch, supply chain and logistics, quality, information technology and served as the executive lead on a corporate-wide overhaul of the operating model. From January 2013 to August 2014, Mr. Sistek served as President and Founder of Infologic, Inc. (“Infologic”), a consulting services company specializing in the optimization of business operations, where he streamlined business processes, supported program development and launch programs, and provided complete technology assessments for Tier 1 suppliers and IT service providers. Prior to forming Infologic, from October 2005 to January 2013, Mr. Sistek held various leadership positions at Visteon Corporation, a global automotive electronics supplier, ultimately serving as Vice President Shared Services and Chief Information Officer from 2009 to 2013.
In connection with his appointment as Chief Administrative Officer, Mr. Sistek will (i) receive an annual base salary of $380,000, (ii) be eligible to receive an annual short-term cash incentive award based on the performance of the Company, which is targeted at 70% of base salary for 2020, (iii) be eligible to receive an annual long-term incentive award under the Company’s Amended and Restated 2015 Equity and Incentive Compensation Plan (“A&R EICP”), which has a target value of 75% of base salary for 2020, (iv) receive a one-time signing grant award consisting of 25,000 service-based restricted stock units (“RSUs”), subject to the terms and conditions of the award agreement and the A&R EICP, with the RSUs vesting in full on the first anniversary of the date of grant, (v) receive a cash sign-on bonus of $70,000 and (vi) be a Tier II participant in the Company’s Executive Severance/Change of Control Policy. In addition, Mr. Sistek will generally be eligible to participate in all other employee benefit plans and compensation programs that the Company maintains for its salaried employees and executive officers.

Item 7.01   Regulation FD Disclosure.

On December 9, 2019, the Company issued a press release announcing the appointment of Mr. Sistek. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The press release is also available on the Corporation's website at www.horizonglobal.com.

The information in this Item 7.01 on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.
Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 9, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON GLOBAL CORPORATION

Date:	December 9, 2019	By:	/s/ Jay Goldbaum
		Name:	Jay Goldbaum
		Title:	General Counsel and Corporate Secretary